SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Confidential, for Use of the
                                               Commission Only (as permitted
[X]  Definitive Proxy Statement                by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                               WVS Financial Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
                                                          ----------------------

     (5)  Total fee paid:
                         -------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
                                 -----------------------------------------------

     (2)  Form, schedule or registration statement no.:
                                                       -------------------------

     (3)  Filing party:
                       ---------------------------------------------------------

     (4)  Date filed:
                     -----------------------------------------------------------

                                                              September 28, 2007

Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of WVS Financial Corp. The meeting will be held at St. Brendan's Episcopal Church, located at 2365 McAleer Road, Sewickley, Pennsylvania on Tuesday, October 30, 2007 at 10:00 a.m., Eastern time. The matters to be considered by stockholders at the annual meeting are described in the accompanying materials.

Directions to St. Brendan's Episcopal Church from West View Savings Bank's main office at 9001 Perry Highway, Pittsburgh, Pennsylvania

         o        Go north on Perry Highway for approximately 0.8 miles
         o Turn left onto West Ingomar Road/Yellow Belt and go approximately 2.3 miles
         o        Turn right onto Rochester Road and go approximately 0.6 miles
         o Turn left onto McAleer Road: St. Brendan's Episcopal Church is approximately 0.1 miles on the right side at 2365 McAleer Road, Sewickley, Pennsylvania

         It is very important that your shares be voted at the annual meeting regardless of the number you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in WVS Financial Corp. is sincerely appreciated.

/s/ David J. Bursic                                      /s/ Donald E. Hook

David J. Bursic                                          Donald E. Hook
President and Chief Executive Officer                    Chairman of the Board

                               WVS FINANCIAL CORP.
                               9001 Perry Highway
                         Pittsburgh, Pennsylvania 15237
                                 (412) 364-1911

                               ------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on October 30, 2007

                               ------------------


         NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of WVS Financial Corp. (the "Company") will be held at St. Brendan's Episcopal Church, located at 2365 McAleer Road, Sewickley, Pennsylvania on Tuesday, October 30, 2007 at 10:00 a.m., Eastern time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

         (1) To elect two directors for a four-year term and until their successors are elected and qualified;

         (2) To ratify the appointment of S.R. Snodgrass, A.C. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

         The board of directors has fixed September 12, 2007 as the voting record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the annual meeting or at any such adjournment.


                                            By Order of the Board of Directors

                                            /s/ Pamela M. Tracy

                                            Pamela M. Tracy
                                            Corporate Secretary



Pittsburgh, Pennsylvania
September 28, 2007

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                               WVS FINANCIAL CORP.

                               ------------------

                                 PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 30, 2007


         This proxy statement is furnished to holders of common stock, $.01 par value per share, of WVS Financial Corp. (the "Company"), the holding company of West View Savings Bank (the "Savings Bank"). Proxies are being solicited on behalf of the board of directors of the Company to be used at the annual meeting of stockholders to be held at St. Brendan's Episcopal Church, located at 2365 McAleer Road, Sewickley, Pennsylvania on Tuesday, October 30, 2007 at 10:00 a.m., Eastern time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This proxy statement is first being mailed to stockholders on or about September 28, 2007.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Pamela M. Tracy, Corporate Secretary, WVS Financial Corp., 9001 Perry Highway, Pittsburgh, Pennsylvania 15237); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the annual meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

         Only stockholders of record of the Company at the close of business on September 12, 2007 are entitled to notice of and to vote at the annual meeting and at any adjournment thereof. On the record date, there were 2,267,205 shares of common stock of the Company issued and outstanding and the Company had no other class of equity securities outstanding. Each share of common stock is entitled to one vote at the annual meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The affirmative vote of the holders of a majority of the total votes present, in person or by proxy, at the annual meeting is required for the proposal to ratify the independent registered public accounting firm for fiscal 2008. Abstentions are considered in determining the presence of a quorum and will not effect the plurality vote required for the election of directors but will have the effect of a vote against the proposal to ratify the independent registered public accounting firm. Under rules applicable to broker-dealers, the proposals to be considered at the annual meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there will be no "broker non-votes" at the annual meeting.

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
              DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

         The Articles of Incorporation of the Company provide that the board of directors of the Company shall be divided into four classes which are as equal in number as possible, and that members of each class of directors are to be elected for a term of four years. One class is to be elected annually. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

         The nominees for director are not related to any other director or executive officer of the Company by blood, marriage or adoption.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If a person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee recommended by the board of directors. At this time, the board of directors knows of no reason why the nominees listed below may not be able to serve as a director if elected.

         The two persons who receives the greatest number of votes of the holders of common stock represented in person or by proxy at the annual meeting will be elected as directors of the Company.

         The following tables present information concerning the nominees for director of the Company and each director whose term continues, including tenure as a director of the Savings Bank.

                            Nominees for Director for a Four-Year Term Expiring in 2011

                                                                                                       Director
     Name             Age(1)              Principal Occupation During the Past Five Years               Since
------------------   -------   ---------------------------------------------------------------------   -------
John W. Grace           64     President  and  director of G & R  Investment  Consultants,  Inc.,  a     ___
                               registered investment advisor located in Pittsburgh, Pennsylvania.

Lawrence M. Lehman      55     Director;   Owner/sole   proprietor  of  Newton-Lehman   Agency,   an    2002
                               insurance agency located in Pittsburgh, Pennsylvania.

The board of directors recommends you vote FOR election of the nominees for director.


                                Members of the Board of Directors Continuing in Office

         Directors Whose Term Expires in 2008

                                                                                                       Director
     Name             Age(1)              Principal Occupation During the Past Five Years               Since
------------------   -------   ---------------------------------------------------------------------   -------
David J. Bursic         45     Director;  President and Chief  Executive  Officer of the Company and    1998
                               the Savings Bank since June 1998; prior thereto served as Senior Vice
                               President,  Treasurer and Chief Financial  Officer of the Company and
                               the Savings Bank since 1992 and in various positions with the Company and the Savings Bank since 1985.

Donald E. Hook          78     Director;  Chairman  of the  board of  directors  of  Pittsburgh  Cut    1986
                               Flower Co., located in Pittsburgh, Pennsylvania.

         Director Whose Term Expires in 2009
                                                                                                       Director
     Name             Age(1)              Principal Occupation During the Past Five Years               Since
------------------   -------   ---------------------------------------------------------------------   -------
Margaret VonDerau       67     Director;  Formerly served as Corporate Secretary of the Company from    1993
                               July 1993 until  October 31,  2003,  as Senior Vice  President of the
                               Company  from July 1993 until March 31, 2003 and of the Savings  Bank from 1990 until March 31,  2003,  and as Treasurer of the Company and the Savings Bank from June 1998 until March 31, 2003;  prior  thereto served as Vice President and Corporate Secretary of the Savings Bank.

         Director Whose Term Expires in 2010

                                                                                                       Director
     Name             Age(1)              Principal Occupation During the Past Five Years               Since
------------------   -------   ---------------------------------------------------------------------   -------
David L. Aeberli        70     Director;  Funeral director of  McDonald-Aeberli  Funeral Home, Inc.,    1985
                               located  in  Mars,  Pennsylvania.  Prior  to  January  1,  2003,  Mr.
                               Aeberli also served as President of  McDonald-Aeberli  Funeral  Home,
                               Inc.

--------------
(1) As of June 30, 2007.

Independence of the Company's Board of Directors

         It is the policy of the board of directors of the Company that a substantial majority of its directors be independent of the Company within the meaning of applicable laws and regulations and the listing standards of the NASDAQ Stock Market, Inc.

         Our board of directors has affirmatively determined that a majority of our directors are independent. The current independent directors are Messrs. Hook, Aeberli, Brandt, Lehman and Mrs. VonDerau. In addition, Mr. Grace, a nominee for director is independent as defined in the listing standards of the NASDAQ Stock Market. Our board of directors also has affirmatively determined that each member of the audit committee and the compensation committee of the board of directors is independent within the meaning of applicable laws and regulations and the requirements of the NASDAQ Stock Market, Inc.

Nominations Process

         The board of directors actively oversees the business and management of the Company through regular board and committee meetings. The board of directors has established certain committees to address recurring business matters such as audit, compensation and finance. Based upon the infrequent business need to add new directors, the Company's board of directors chooses to address director nominations at the board level.

         The Company's board of directors considers and evaluates nominees for the election of directors, subject to approval of a majority of the independent members of the board. As discussed above each of the current independent members of the board is independent within the meaning of the rules of the NASDAQ Stock Market, Inc. During fiscal 2007, the board met once in connection with nominations for director.

         The board of directors considers candidates for director suggested by its members, as well as management and stockholders. A stockholder who desires to recommend a prospective nominee for the board should notify the Company's Secretary or the Chairman of the Board in writing with whatever supporting material the stockholder considers appropriate. The board also considers whether to nominate any person nominated pursuant to the provision of the Company's articles of incorporation relating to stockholder nominations, which is described under "Stockholder Nominations" below. The board of directors has the authority and ability to retain a search firm to identify or evaluate potential nominees if it so desires.

         The board of directors has adopted a resolution setting forth the various criteria to consider in selecting individuals for nomination as a director including: (a) ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a "financial expert", as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. In addition, the bylaws of the Company provide that no person may be eligible for election, reelection, appointment or reappointment as a director (i) after they reach 76 years of age and (ii) unless such person's primary residence is in a county, city or town within the Commonwealth of Pennsylvania and not more than 35 miles from the main office or any branch office of the Savings Bank. The board also may consider the extent to which the candidate would fill a present need on the board of directors.

         Once the board of directors has identified a prospective nominee, the board makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the board with the recommendation of the prospective candidate, as well as the board member's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

Stockholder Nominations

         Article  7.F  of  the  Company's  articles  of  incorporation   governs
nominations for election to the board of directors and requires all such nominations, other than those made by the board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting. Each written notice of a stockholder nomination shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock which are beneficially owned by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, and would be required to be filed on Schedule 14B with the Securities and Exchange Commission (or any successors of such items or schedules); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and
(ii) the class and number of shares of Company stock which are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Committees and Meetings of the Board of the Company and the Savings Bank

         Regular meetings of the board of directors of the Company are held on at least a quarterly basis. The board of directors of the Company held a total of five regular and special meetings during the fiscal year ended June 30, 2007. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the board of directors held during the fiscal year ended June 30, 2007, and the total number of meetings held by all committees on which he or she served during such year.

         Audit Committee. The board of directors of the Company has established an audit committee which consists of Mrs. VonDerau (Chairman), Messrs. Aeberli, Brandt, Hook and Lehman all of whom are outside directors. The audit committee meets with the Company's internal auditor, engages the Company's external independent registered public accounting firm and reviews their reports. The audit committee meets at least quarterly and met five times during fiscal 2007. The members are independent as defined in Rule 4200 of the listing standards of the NASDAQ Stock Market.

         The board of directors has determined that Mrs. VonDerau, a member of the audit committee, meets the requirements adopted by the SEC for qualification as an audit committee financial expert. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and
(v) an understanding of audit committee functions.

         The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the audit committee and the board of directors in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the audit committee or the board of directors. Finally, a person who is determined to be an audit committee financial expert will not be deemed an "expert" for purposes of Section 11 of the Securities Act of 1933.

         The board of directors has adopted an audit committee charter, a copy of which is attached as Appendix A to this proxy statement.

         Report of the Audit Committee. In accordance with rules adopted by the Securities and Exchange Commission, the audit committee of the board of directors of the Company makes this report for the year ended June 30, 2007.

         The audit committee of the board of directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. During fiscal 2007, the audit committee was composed of five directors, each of whom is independent as defined by the listing standards of the NASDAQ Stock Market. The audit committee operates under a written charter approved by the board of directors.

         Management is responsible for the Company's internal controls and financial reporting process. The independent registered public accounting firm, S.R. Snodgrass, A.C., are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

         In connection with these responsibilities, the audit committee reviewed the audit plans, audit scope and audit risks with both S.R. Snodgrass and the Company's internal audit department. The audit committee met with management and S.R. Snodgrass to review and discuss the June 30, 2007 financial statements. The audit committee also discussed with S.R. Snodgrass the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The audit committee also received written disclosures from S.R. Snodgrass required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with S.R. Snodgrass the firm's independence.

         Based upon the audit committee's discussions with management and the independent accountants, and the audit committee's review of the representations of management and the independent accountants, the audit committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended June 30, 2007 to be filed with the Securities and Exchange Commission.

         The audit committee and the board of directors considered the compatibility of the non-audit services provided to the Company by S.R. Snodgrass in fiscal 2007 on the independence of S.R. Snodgrass from the Company in evaluating whether to appoint S.R. Snodgrass to perform the audit of the Company's financial statements for the year ending June 30, 2008.

                                                    Margaret VonDerau (Chairman)
                                                    Donald E. Hook
                                                    David L. Aeberli
                                                    Arthur H. Brandt
                                                    Lawrence M. Lehman

         The compensation committee of the board of directors determines compensation for executive officers. During the fiscal year ended June 30, 2007, the members of the committee were Messrs. Hook (Chairman), Aeberli, Brandt, Lehman and Mrs. VonDerau, each of whom is independent as defined by the listing standards of the NASDAQ Stock Market. The compensation committee has not adopted a written charter.

         The Company has also established an executive committee and a finance committee.

         The board of directors of the Savings Bank meets on a monthly basis and may have additional special meetings upon the request of the President or a majority of the directors. During the fiscal year ended June 30, 2007, the board of directors of the Savings Bank met 12 times. The board of directors of the Savings Bank has established the following committees:

         Loan Committee. The loan committee of the Savings Bank consists of Messrs. Aeberli (Chairman), Brandt, Brandt, Lehman and Mrs. VonDerau, and from management, Mr. Bursic. The loan committee, which approves all loans originated by the Savings Bank, meets monthly and met 12 times during fiscal 2007.

         Finance Committee. The finance committee of the Savings Bank consists of Messrs. Brandt (Chairman), Aeberli, Lehman, Hook and Mrs. VonDerau, and from management, Messrs. Bursic and Keith Simpson. The finance committee, which approves all securities purchased by the Company and the Savings Bank, meets at least quarterly and met four times during fiscal 2007.

         In addition to the committees described above, the Savings Bank has also established other committees which consist of members of the Board and which meet as required. These committees include: an audit committee, an executive committee, a compensation committee, a classification of assets review committee, a Community Reinvestment Act committee and a nominating committee.

Executive Officers Who Are Not Directors

         Set forth below is information with respect to the principal occupation during the last five years for the executive officers of the Company and the Savings Bank who do not serve as directors.

         Jonathan D. Hoover. Age 39. Mr. Hoover has been Senior Vice President of the Company and Senior Vice President of Bank Operations of the Savings Bank since October 2006. Prior thereto, Mr. Hoover was Vice President of Bank Operations of the Savings Bank since April 2003. Previously, Mr. Hoover was Vice President Community Banking of the Savings Bank since October 2001. Prior thereto, Mr. Hoover was Assistant Vice President, Branch Coordinator since October 1996.

         Keith A. Simpson. Age 50. Mr. Simpson has been Treasurer of the Company and the Savings Bank since April 2003 and Vice President and Chief Accounting Officer of the Company and the Savings Bank since November 2002. Previously, Mr. Simpson was Controller and Assistant Treasurer of the Savings Bank since October 1995.

         Bernard P. Lefke. Age 56. Mr. Lefke has been Vice President of Savings of the Savings Bank since February 1991. Previously, Mr. Lefke was an Assistant Vice President and Branch Manager of the Savings Bank since 1981.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the common stock as of the record date, and certain other information with respect to (i) the only person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding common stock on the record date, (ii) each director and nominee for director of the Company,
(iii) certain named executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.


Name of Beneficial Owner or Number              Amount and Nature of Beneficial
       of Persons in Group                  Ownership as of September 12, 2007(1)(2)   Percent of Common Stock
-----------------------------------------   ----------------------------------------   -----------------------
WVS Financial Corp. Employee                                 227,113(3)                         10.0%
Stock Ownership Plan
9001 Perry Highway
Pittsburgh, Pennsylvania 15237

Directors:
David L. Aeberli                                              43,193(3)(4)                       1.9
Arthur H. Brandt                                              44,773(5)                          2.0
David J.  Bursic                                             176,253(3)(6)                       7.8
Donald E. Hook                                                26,740(3)(7)                       1.2
Lawrence M. Lehman                                             6,297(8)                          0.3
Margaret VonDerau                                            111,401(9)                          4.9

Nominee for director:
John W. Grace                                                  4,363(10)                         0.2

Named executive officers:
Keith A. Simpson                                              17,658(11)                         0.8

All directors and executive officers as a                    465,073(12)                        20.5
  group (9 persons)

-----------------
(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of common stock which may be acquired within 60 days of the record date pursuant to the exercise of outstanding stock options. Shares of common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.

(3) Messrs. Bursic, Aeberli and Hook are trustees (the "Trustees") of the trust created pursuant to WVS Financial Corp. Employee Stock Ownership Plan and Trust ("ESOP"). The indicated holdings represent shares held in the ESOP which have been allocated to participating employees and will be voted at the direction of the participant, for which the Trustees disclaims beneficial ownership. Does not include shares held in trusts under other employee benefit plans of the Company and the Savings Bank which hold common stock on behalf of employee participants of such plans for which the Trustees also serve as trustees as follows:
         29,341 shares of common stock held pursuant to the Company's deferred compensation plan, which are voted by the Trustees pursuant to plan; 300 shares of common stock held pursuant to the Company's recognition and retention plans and trusts, of which 300 shares have been allocated to directors and employees. Under the terms of the recognition plans, the Trustees will vote allocated shares at the direction of recipients and unallocated shares in the same proportion as it receives instructions from recipients with respect to allocated shares. The Trustees will not vote allocated shares in the recognition plans if they do not receive instructions from the recipient; 66,290 shares of common stock were held pursuant to the Savings Bank's profit sharing plan, which are voted at the direction of participants. The Trustees will vote allocated shares of common stock held in the profit sharing plan for which it has not received instructions from a participant in the same proportion as it votes pursuant to instructions it actually receives from participants. The shares of common stock beneficially owned by the Trustees or by all directors and executive officers as a group does not include the shares held by trusts for employee benefit plans.

(4) Includes 13,903 shares held jointly with Mr. Aeberli's wife and 5,950 shares held solely by Mr. Aeberli's wife.

(5) Mr. Brandt's term as a director will expire at the annual meeting. He was not nominated to another term as a director because, pursuant to the Company's bylaws, his primary residence is not in Pennsylvania within 35 miles from an office of the Savings Bank. Includes 13,160 shares held in the Company's deferred compensation plan and 703 shares which may be acquired upon the exercise of stock options which are exercisable within 60 days of the record date.

(6) Includes 83,414 shares held jointly with Mr. Bursic's wife, 9,738 shares held solely by Mr. Bursic's wife, 200 shares held by Mr.
         Bursic's children, 1,731 shares held in the Company's deferred compensation plan, 11,798 shares held in the Savings Bank's profit sharing plan and 27,726 shares held for the account of Mr. Bursic in the ESOP.

(7) Includes 5,600 shares held jointly with Mr. Hook's wife, 14,450 shares held in the Company's deferred compensation plan and 305 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the record date.

(8) Includes 2,004 shares held by Mr. Lehman's wife and 2,289 shares held in the Newton-Lehman Agency profit sharing plan.

(9) Includes 34,061 shares held in the Savings Bank's profit sharing plan, 26,147 shares held for the account of Mrs. VonDerau in the ESOP and 100 shares held in an estate trust for which Mrs. VonDerau is a trustee.

(10) Does not include 4,507 shares held for the benefit of employees of G&R Investment Consultants in the Company's profit sharing plan, for which Mr. Grace is a trustee.

(11) Includes 2,516 shares held in the Savings Bank's profit sharing plan, 10,895 shares held for the account of Mr. Simpson in the ESOP, 90 shares held in the Company's recognition and retention plan and trusts and 4,098 shares which may be acquired upon the exercise of stock options which are exercisable within 60 days of the record date.

(12) Includes on behalf of directors and executive officers as a group, 58,471 shares held in the Savings Bank's profit sharing plan, 240 shares held in the Company's recognition and retention plans and trusts, 83,515 shares held in the ESOP, 29,341 shares held in the Company's deferred compensation plan and 5,106 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the record date.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

         The Company recognizes the central importance of people, including our executives, in our continued success as a community bank holding company. Our compensation program is administered by the Compensation Committee. The compensation program is intended to offer competitive pay and benefit packages to our employees, including our executives, in order for our Company to retain and recruit talented people to our Company. The primary components of our compensation program include: base salary, discretionary cash bonuses. The Company also has a small amount of outstanding stock options and stock grants that were awarded in prior fiscal years.

         Benchmarking. The Compensation Committee uses a variety of tools to help in administering our compensation program. The Company participates in an annual bank employee compensation survey completed by L. R. Webber Associates, Inc. Organized in 1976, L. R. Webber Associates, Inc. provides a variety of human resources management services to community banks and publishes an extensive annual salary and benefits survey for Pennsylvania community banks.

         The Committee also reviews the financial performance of local banks and thrifts within our primary market area. The most recent group reviewed includes:
Allegheny Valley Bancorp., ESB Financial Corp., Fidelity Bancorp Inc., Parkvale Financial Corp., Standard Bank, Mars National Bank, Sewickley Savings Bank and Brentwood Bank. At least annually the Committee, or the full Board of Directors, compares the Company's performance in relationship to the group data. Specific performance metrics include: return on average equity, return on average assets, yield on average earning assets, cost of funding earning assets, noninterest expense to average earning assets, net interest margin on average earning assets, net operating income to assets, net equity to assets and for public companies the market premium or discount to book value. The Committee has not established any fixed targets for where its compensation stands with respect to the group companies. The Company does believe, however, that this peer information provides valuable information when tracked over a period of time. As a public company, the Committee most heavily weights return on average equity. The Committee recognizes that there are differences between the group companies in terms of asset size, branch locations, operating leverage, financial leverage, capital structure, scope of operations, strategic focus and form of business organization. While these differences may effectively preclude fixed targets with respect to compensation, the information is used by the Committee to benchmark overall profitability.

         Role of CEO and Others. The Committee seeks the advice and recommendations of our chief executive officer, David J. Bursic, in reviewing all aspects of employee compensation other than issues that relate to his own compensation. We believe that this is helpful and appropriate to the Committee to gauge competitive conditions within our local market areas.

         The Committee may also seek independent professional advice on aspects of our compensation program, including tax and accounting implications. The Committee may review the components of our compensation program, consult with outside professionals and make adjustments to our compensation program from time to time. During fiscal 2006, the Committee retained the services of L. R. Webber Associates, Inc. to provide an independent assessment and review of the compensation paid to our chief executive officer. As part of its engagement, L.
R. Webber Associates, Inc. noted several items not currently in the Company's compensation program including current stock options, restricted stock awards, and supplemental executive retirement benefits. During fiscal 2007 the Committee discussed, but did not implement any of these components. The Committee chose to continue to put primary emphasis on the base salary and discretionary cash bonus components of our compensation program but recognizes that certain components of our compensation plan may need to be broadened over time. At this point in time, no specific time frames have been adopted by the Committee.

         Base Salary and Discretionary Cash Bonus. In determining base salaries, the Committee reviewed the 2006 L.R. Webber Associates, Inc. Salary/Benefits Survey and information from the peer group benchmarking. In its administrations of the base salary component of the Company's compensation program, the Committee seeks to work within a competitive zone of reasonableness. An employee's base salary will take into account a number of factors including position, tenure, job performance and attendance. The Committee also recognizes that an employee's base salary will represent a substantial portion of total compensation. With respect to senior management the committee may seek to provide a base salary at a lower end of a given salary range but also consider a performance bonus based upon an individual's contribution to the Company's return on average equity, return on average assets, and net income. Because of the variable nature of the discretionary cash bonus, and the difficulty measuring any individual's specific contribution to corporate level financial performance, base salary is the predominant component of the Bank's compensation program for substantially all of our employees. Salary adjustments for employees historically have become effective July 1 to coincide with the Company's fiscal year.

         With respect to our chief executive officer's salary for fiscal 2008, and his discretionary cash bonus for fiscal 2007, the Committee reviewed nine months of interim financial information through March 31, 2007 and considered the Company's anticipated operating results through June 30, 2007. The Committee also reviewed trends over the past several fiscal years to obtain a more complete picture of trends in the Company's financial performance.

         The committee recognized the following important accomplishments during fiscal 2007:

         1.       Net income increased $800 thousand or 28.1%;
         2.       Return on average equity totaled 12.14%;
         3.       Return on average assets increased to 0.90%;
         4.       Net interest income increased $1.5 million or 22.6%;
         5. Book value per share after dividends and stock repurchases increased to $13.49. Company shares continue to trade at a significant premium to book value on the NASDAQ.

         During fiscal 2007, the Committee also learned that WVS Financial Corp. was ranked number 6 in the nation by SNL Thrift Investor (May 2007) magazine
                                      --------------------
among the 110 smallest thrifts by asset size ($104 million - $658 million) in terms of financial performance. We believe that this national recognition of WVS Financial Corp. confirms the Board's commitment to delivering shareholder value.

         SNL ranks the thrifts in their survey using six categories, then weights each ranking in determining a final score. The following four categories are applied a 20% weighting: core return on average assets; core return on average equity, three year core cash EPS growth and the efficiency ratio. The two other categories are each weighted at 10%; the ratio of nonperforming assets, including loans 90 days past due to total assets, and net charge-offs as a percent of total loans.

         The Compensation Committee, after taking into consideration the factors discussed above, paid Mr. Bursic a performance bonus of $45,000 for his contribution in fiscal 2007. Mr. Bursic's base salary was adjusted to $245,750 effective July 1, 2007.

         Retirement Plans. WVS Financial Corp. maintains two retirement plans - the Employee Stock Ownership Plan (ESOP) and a 401K/Profit Sharing Plan. Both plans are noncontributory by our employees, IRS tax qualified and fully funded. No employer contributions have been made to our profit sharing plan in recent years because the Company believes it is important to align employee and shareholder interests through ownership of the Company's common stock. Employer contributions to our ESOP totaled $113 thousand during fiscal 2007.

         Perquisites and Other Benefits. The Company provides use of a car to Mr. Bursic and a club membership limited to dining privileges. Mr. Bursic reimburses the Company for personal use of the car using IRS prescribed mileage rates and this usage is also reported to the IRS on Form W-2. Club membership costs are limited to business use and assessments; any personal usage is paid directly by Mr. Bursic. The Company provides other benefits to employees including: health insurance, life insurance and long-term disability insurance.

         Employment Agreements. The Company and the Savings Bank (collectively the "employers") maintain an employment agreement with David J. Bursic. The employers have agreed to employ Mr. Bursic in his current position as President and Chief Executive Officer of the employers for a term of three years with a current salary of $235,750. Such salary may be increased at the discretion of the board of directors from time to time, but may not be decreased during the term of the employment agreement without the prior written consent of the executive. The term of Mr. Bursic's employment agreement shall be extended each day for an additional day unless the employers or the executive elects, not less than 30 days prior to the annual anniversary date, not to extend the employment terms.

         The employment agreement is terminable with or without cause by the employers. The executive shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the employers for cause, disability, retirement or death, provided, however, that (i) in the event that the executives terminate their employment because of failure of the employers to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by the employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to his employment following a Change of Control of the Company, as defined, Mr. Bursic will be entitled to a cash severance amount equal to three times his base salary, and a continuation of benefits similar to those he is receiving at the time of such termination for the remaining term of the agreement or until the executive obtains full-time employment with another employer.

         For a description of potential payments under the agreement in the event of a termination of Mr. Bursic's employment, see "-Potential Payments Upon Termination of Employment or Change in Control."

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the board of directors determines compensation for executive officers. During the fiscal year ended June 30, 2007, the members of the Committee were Messrs. Hook (Chairman), Aeberli, Brandt, Lehman and Mrs. VonDerau. Each of the members of the Compensation Committee is independent as defined by the listing standards of the NASDAQ Stock Market. No member of the Committee is a current or former officer or employee of the Company or any of its subsidiaries, except for Mrs. VonDerau, who was formerly Senior Vice President, Treasurer and Secretary of the Company and the Savings Bank.

Report of the Compensation Committee

         We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in the Company's Proxy Statement for the 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company's Proxy Statement.

                                                  Compensation Committee
                                                  Donald E. Hook, Chairman
                                                  David L. Aeberli
                                                  Arthur H. Brandt
                                                  Lawrence M. Lehman
                                                  Margaret VonDerau

Executive Compensation

         The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company or its subsidiaries for services rendered in all capacities during the last fiscal year to our principal executive officer (including persons who served as principal executive officer for any part of the fiscal year) and our principal financial officer. No other executive officer of the Company had total compensation over $100,000 during the year ended June 30, 2007. We refer to these individuals throughout this proxy statement as the "named executive officers."

                                            Summary Compensation Table

                                                                                    Non-      Change in
                                                                                   Equity   Pension Value
                                                                                 Incentive  and Nonquali-
                                                                                    Plan    fied Deferred   All Other
    Name and Principal       Fiscal                           Stock     Option     Compen-  Compensation    Compen-
         Position             Year   Salary(1)   Bonus(2)   Awards(3)  Awards(3)   sation    Earnings(4)    sation(5)    Total
-------------------------   -------  ---------  ----------  ---------  ---------  --------  -------------  ----------  ---------
David J. Bursic               2007    $235,750    $45,000   $     --   $     --   $     --       $149       $21,907     $302,806
President and Chief
Executive Officer

Keith A. Simpson              2007      71,400         --        150         --         --         --         4,673       76,223
Vice President, Treasurer
and Chief Accounting
Officer


------------------

(1) Includes amounts deferred under the Company's profit sharing plan, a non-contributory 401(k) plan, and the directors deferred compensation plan.
(2) Reflects discretionary bonuses paid for the fiscal year ended June 30, 2007.
(3) Reflects the amount expensed in accordance with Statement of Financial Accounting Standards No. 123(R) during fiscal 2007 with respect to restricted stock awards with respect to each of the named executive officers. Additional information is also included in the table entitled "Grants of Plan-Based Awards." The Company has not granted any stock options to the named executive officers in recent years. Because all of the outstanding stock options held by the named executive officers were fully vested prior to the beginning of the most recent fiscal year, the Company did not recognize any expense under SFAS No. 123(R) during fiscal 2007 with respect to the stock options previously granted to the named executive officers.
(4) Pursuant to the deferred compensation plan, interest is earned on plan balances at the Wall Street Journal prime rate. The amount shown in the table is the amount of interest earned on Mr. Bursic's deferred compensation plan balance during fiscal 2007 which is in excess of 120% of the federal long-term IRS interest rate at January 1, 2006.
(5) Includes allocations under the ESOP of $14,575 and $4,673 to Messrs. Bursic and Simpson, respectively, and $3,212 for the reimbursement of amounts cut back to Mr. Bursic as a result of Internal Revenue Service limitations on contributions to the ESOP. Also includes perquisites and other benefits in the amount of $4,120 for Mr. Bursic consisting of the cost of the personal use of a Company-provided automobile and the payment of club dues.

Equity Compensation Plans

         The Company did not grant any awards pursuant to the Company's stock option plans made to the named executive officers during the year ended June 30, 2007. The Company does not maintain a non-equity or equity incentive plan that provides for payments based upon the achievement of specified goals.

Outstanding Equity Awards at Fiscal Year-End

         The following table sets forth information concerning outstanding equity awards held by each named executive officer as of June 30, 2007. The Company does not maintain a non-equity or equity incentive plan that provides for payments upon the achievement of specified goals.

                                           Option Awards                                   Stock Awards
                       ------------------------------------------------------  ----------------------------------
                        Number of Securities Underlying Unexercised Options        Number of      Market Value of
                       ------------------------------------------------------   Shares or Units   Shares or Units
                                                        Option       Option      of Stock That     of Stock That
                                                       Exercise    Expiration      Have Not          Have Not
         Name          Exercisable    Unexercisable     Price         Date         Vested(1)         Vested(2)
---------------------  -----------    -------------   ----------  -----------  ----------------   ----------------
David J. Bursic                --              --       $    --           --               --         $    --
Keith A. Simpson            4,098              --        15.625     11/20/07               90           1,476

-----------------

(1) 300 shares of restricted stock were granted to Mr. Simpson in November 2000 and vested 10% immediately and 10% each year thereafter.
(2) Based upon the fair market value of $16.40 per share for the common stock of the Company as of June 30, 2007.

Option Exercises and Stock Vested

         The following table sets forth certain information with respect to stock options exercised and restricted stock awards vested for the named executive officers during the year ended June 30, 2007.

                                       Option Awards                                   Stock Awards
                      -------------------------------------------------   ------------------------------------
                                                                          Number of Shares
                        Number of Shares                                    Acquired on      Value Realized on
         Name         Acquired On Exercise   Value Realized On Exercise       Vesting            Vesting(1)
-------------------   --------------------   --------------------------   ----------------   -----------------
David J. Bursic               15,600                   $12,090                   --               $  --
Keith A. Simpson                  --                        --                   30                 493

-----------------
(1) Based upon the fair market value of a share of common stock of the Company on the date the shares vested.

Deferred Compensation Plan

         The following table sets forth information regarding the Company's directors deferred compensation plan.

                                        Nonqualified Deferred Compensation

                       Executive
                     Contributions     Registrant       Aggregate        Aggregate
                       in Fiscal     Contributions     Earnings in      Withdrawals/   Aggregate Balance at
        Name            2007(1)      in Fiscal 2007   Fiscal 2007(2)   Distributions       June 30, 2007
-----------------    -------------   --------------   --------------   -------------   --------------------
David J. Bursic              --               --           $1,481                 --              $5,511
Keith A. Simpson             --               --               --                 --                  --

-----------------

(1)      Represents  amounts deferred by the executive.
(2)      Includes dividends and interest earned on account balance.

Employment Agreements

         The Company and the Bank have entered into an employment agreement with Mr. Bursic pursuant to which the Company and the Bank agreed to employ Mr. Bursic as President and Chief Executive Officer. For additional information, see "- Compensation Discussion and Analysis - Employment Agreements."

Potential Payments Upon Termination of Employment or Change in Control

         David J. Bursic. The following table shows the potential payments to David J. Bursic, President and Chief Executive Officer, upon an assumed termination of employment or a change in control as of June 29, 2007.

                                                              Involuntary
                                                              Termination
                                                           Without Cause or
                                                          Termination by the
                                                             Executive for    Change in
                                                              Good Reason    Control With    Death or
                                Voluntary     Termination   Absent a Change Termination of  Disability      Retirement
     Payments and Benefits     Termination     for Cause      in Control      Employment        (m)            (n)
----------------------------   ------------   ------------   ------------    ------------   ------------   ------------
Accrued vacation time (a)      $         --   $         --   $         --    $         --   $         --   $         --

Severance payments and
  benefits:(b)
  Cash severance (c)                     --             --        471,500         707,250             --             --
  Medical benefits (d)                   --             --         16,675          43,158             --             --
  Other welfare benefits (e)             --             --             --           1,956             --             --
  Automobile expenses (f)                --             --             --          21,340             --             --
  Country club expenses (g)              --             --             --           2,412             --             --
  ESOP contributions (h)                 --             --             --          39,089             --             --
  ss.280G tax gross-up (i)               --             --             --         278,271             --             --

Equity awards: (j)                       --             --             --              --             --             --
Life insurance proceeds: (k)             --             --             --              --        100,000             --
                               ------------   ------------   ------------    ------------   ------------   ------------

Total payments and
  benefits (l)                 $         --   $         --   $    488,175    $  1,093,476   $    100,000   $         --
                               ============   ============   ============    ============   ============   ============

                                                        (footnotes on next page)

         Keith A. Simpson. The following table shows the potential payments to Keith A. Simpson, Vice President, Treasurer and Chief Accounting Officer, upon an assumed termination of employment or a change in control as of June 29, 2007.

                                                              Involuntary
                                                              Termination
                                                           Without Cause or
                                                          Termination by the
                                                             Executive for    Change in
                                                              Good Reason    Control With    Death or
                                Voluntary     Termination   Absent a Change Termination of  Disability      Retirement
     Payments and Benefits     Termination     for Cause      in Control      Employment        (m)            (n)
----------------------------   ------------   ------------   ------------    ------------   ------------   ------------

Accrued vacation time (a)      $         --   $         --   $         --    $         --   $         --   $         --

Severance payments and
  benefits: (b)
  Cash severance (c)                     --             --             --              --             --             --
  Medical benefits (d)                   --             --             --              --             --             --
  Other welfare benefits (e)             --             --             --              --             --             --
  Automobile expenses (f)                --             --             --              --             --             --
  Country club expenses (g)              --             --             --              --             --             --
  ESOP contributions (h)                 --             --             --              --             --             --
  ss.280G tax gross-up (i)               --             --             --              --             --             --

Equity awards:(j)                        --             --             --           1,476          1,476             --
Life insurance proceeds: (k)             --             --             --              --         62,000             --
                               ------------   ------------   ------------    ------------   ------------   ------------

Total payments and
  benefits (l)                 $         --   $         --   $         --    $      1,476   $     63,476             --
                               ============   ============   ============    ============   ============   ============

(a) Vacation time is granted to each employee annually based on position and tenure, and unused vacation time cannot be carried over from one calendar year to the next. Earned but unused vacation time is paid upon termination of employment after May 1st of any calendar year. The amounts shown represent the accrued but unused vacation time of Messrs. Bursic and Simpson as of June 29, 2007. Upon termination of employment, employees are not paid for accrued but unused sick leave.
(b) These severance payments and benefits are payable if the employment of Mr. Bursic is terminated prior to a change in control either (i) by the Company or the Bank for any reason other than cause, disability, retirement or death or (ii) by such executive if the Company or the Bank takes certain adverse actions (a "good reason" termination). The severance payments and benefits are also payable if the executive's employment is terminated during the term of the executive's employment agreement following a change in control. Mr. Simpson does not have any employment or change in control agreement and is not covered by any severance plan or policy.
(c) In the Involuntary Termination column, represents two times the value of Mr. Bursic's current base salary. In the Change in Control column, represents three times Mr. Bursic's current base salary. The employment agreement currently provides that the cash severance will be paid over 18 or 36 months. The amounts have not been discounted the present value, as it is anticipated that the employment agreement will be amended to provide for lump sum payments in order to comply with
         Section 409A of the Internal Revenue Code.
(d) In the Involuntary Termination column, represents the estimated cost of providing continued medical coverage for eighteen months, at no cost to Mr. Bursic. In the Change in Control column, represents the estimated cost of providing continued medical coverage for three years for Mr. Bursic at no cost to Mr. Bursic. The change in control and involuntary termination benefits will be discontinued if Mr. Bursic obtains full-time employment with a subsequent employer which provides substantially similar benefits. The estimated costs assume the current insurance premiums or costs increase by 10% on January 1st of each year. Because the premiums could increase faster than assumed, they have not been discounted to present value.

(e) In the Involuntary Termination column, represents the estimated cost of providing continued life, accidental death and long-term disability coverage for eighteen months at no cost to Mr. Bursic. In the Change in Control column, represents the estimated cost of providing continued life, accidental death and long-term disability coverage for three years at no cost to Mr. Bursic. The change in control and involuntary termination benefits will be discontinued if the executive obtains full-time employment with a subsequent employer which provides substantially similar benefits. The estimated costs assume the current insurance premiums or costs increase by 10% on January 1st of each year. Because the premiums could increase faster than assumed, they have not been discounted to present value.
(f) Represents the estimated present value costs of paying automobile related expenses for three years to Mr. Bursic.
(g) Represents the estimated present value costs of paying country club related expenses for three years to Mr. Bursic.
(h) Represents the estimated present value cost of providing ESOP contributions to Mr. Bursic for three years, based on the value of the contribution to his ESOP account for the year ended June 30, 2007.
(i) If the parachute amounts associated with the payments and benefits to Mr. Bursic in the Change in Control column equal or exceed three times his average taxable income for the five years ended December 31, 2006, they would be subject to a 20% excise tax. Based on the assumption that a change in control occurred on June 29, 2007, Mr. Bursic exceeded his
         Section  280G  threshold.  If a change in  control  was to  occur,  the
         Company  believes  that the Section  280G  gross-up  payments  could be reduced or even eliminated if the timing of the change in control permitted tax planning to be done. However, if the exercise tax cannot be avoided, then the Company and Bank have agreed in its employment agreement with Mr. Bursic to pay the 20% excise tax and the additional federal, state and local income taxes and excise taxes on such reimbursement in order to place him in the same after-tax position he would have been in if the excise tax had not been imposed.
(j) Mr. Bursic did not hold any stock options or any restricted stock awards as of June 29, 2007. Mr. Simpson held 90 shares of restricted stock which have not yet vested and 4,098 vested stock options. The vested stock options held by Mr. Simpson had a value of approximately $3,176 based on the June 29, 2007 closing price of $16.40 per share. Such value can be obtained only if the executive actually exercises the vested options in the manner provided for by the option plan and subsequently sells the shares received for $16.40 per share. In the event of a termination of employment, the executive (or his estate in the event of death) will have the right to exercise vested stock options for the period specified in his option grant agreement. The restricted stock awards will accelerate upon a change in control or a termination of employment due to death, disability or retirement. Mr. Simpson does not yet qualify for retirement.
(k) If the employment of Mr. Bursic and Mr. Simpson had been terminated due to death as of June 29, 2007, his or her beneficiaries or estate would have received death benefits of $100,000 and $62,000, respectively. The Savings Bank is the beneficiary of a key man life insurance policy for Mr. Bursic in the amount of $4.0 million, with no benefits payable to Mr. Bursic.
(l) Does not include the value of the vested stock options held by Mr. Simpson as shown in note (j) above or the value of the vested benefits to be paid under our 401(k) plan, ESOP or Deferred Compensation Plan. See the Nonqualified Deferred Compensation table under "- Deferred Compensation Plan" above. Also does not include earned but unpaid salary and reimbursable expenses.
(m) If the employment of Mr. Bursic and Mr. Simpson had been terminated due to disability, each executive would have received continuation of his base salary for up to 90 days based on his or her tenure. If the disability continued beyond 90 days, Messrs. Bursic and Simpson would be entitled to receive long-term disability benefits of 60% of his gross monthly income, subject to a benefit cap of $5,000 per month, or $5,000 and $3,570 per month for Messrs. Bursic and Simpson, respectively, for as long as the executive remains disabled, up to age 65.
(n) The executives are not covered by any defined benefit pension plan or supplemental retirement plan. Does not include the value of the vested benefits to be paid under our 401(k) plan, ESOP or Deferred Compensation Plan. See the Nonqualified Deferred Compensation table under "- Deferred Compensation Plan" above.

Directors' Compensation

         During fiscal 2007, directors of the Company and the Savings Bank who are not executive officers ("outside directors") received an annual fee of $19,200 ($22,800 for the Chairman of the Board) and a monthly committee fee of $300.

         The following table sets forth information concerning compensation paid or accrued by the Company and its subsidiaries to each member of the board of directors during the year ended June 30, 2007. Mr. Bursic has been omitted from the table as his compensation is fully reported in the Summary Compensation Table above.

                                                                              Change in
                                                                            Pension Value
                                                                                and
                         Fees                                               Nonqualified
                      Earned or                                Non-Equity     Deferred
                       Paid in        Stock        Option    Incentive Plan Compensation    All Other
      Name             Cash(1)      Awards(2)     Awards(2)   Compensation   Earnings(3)  Compensation      Total
------------------   -----------   -----------   -----------  ------------   -----------  ------------   -----------
David L. Aeberli     $    22,800   $        --   $        --   $        --   $        --   $        --   $    22,800

Arthur H. Brandt          22,800            --            --            --         9,327            --        32,127

Donald E. Hook            26,400            --            --            --           140            --        26,540

Lawrence M. Lehman        22,800            --            --            --            --            --        22,800

Margaret VonDerau         22,800            --            --            --           914            --        23,714

----------------

(1) Include payment of directors' fees for service on the board of the Company and the Bank. Also includes the payment of fees for attendance at meeting of committees of the board that the director serves on as well as fees for service as chairman of a board committee.
(2) The Company has not granted any stock options or restricted stock to directors in recent years. Because all of the outstanding stock options and restricted stock held by directors were fully vested prior to the beginning of the most recent fiscal year, the Company did not recognize any expense under Statement of Financial Accounting Standards No.
         123(R) during fiscal 2007 with respect to the stock options and restricted stock previously granted to directors.
(3) Pursuant to the deferred compensation plan, interest is earned on plan balances at the Wall Street Journal prime rate. The amount shown in the table is the amount of interest earned by each director on his or her deferred compensation plan balance during fiscal 2007 which is in excess of 120% of the federal long-term IRS interest rate at January 1, 2006.

         Directors' Deferred Compensation Plan. The Company and the Savings Bank maintain a deferred compensation plan for its directors whereby directors can elect to defer all or a portion of their directors' fees. Deferred fees are to be paid to participants in installments commencing in the year following the year in which a person ceases to be a member of the board of directors.

         The deferred compensation plan provides that amounts deferred thereunder may be paid in shares of common stock based on the then-existing value of the amount of common stock, including fractional shares, which could have been purchased with the percentage of a director's deferred account that the director elected to have valued as though it were invested in common stock. In addition, the program also permits directors of the Company and the Savings Bank, who are also employees of the Company or the Savings Bank, to defer receipt of a portion of their other compensation, including salary and bonuses. The Company and the Savings Bank contributed to a trust an amount of cash which corresponds to the amount of fees and other compensation deferred at the direction of directors for the purpose of investment in shares of common stock. The trust uses such funding to acquire shares of common stock on the open market. The shares of common stock held in the trust are voted by an independent trustee prior to distribution to participating directors in accordance with the terms of the deferred compensation plan.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act, requires the Company's officers and directors, and persons who own more than 10% of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASDAQ Stock Market. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the common stock.

         Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended June 30, 2007, all
Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Federal law requires that all loans or extensions of credit by the Savings Bank to executive officers and directors and members of their immediate family must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made by the Savings Bank to a director or executive officer in excess of the greater of $25,000 or 5% of the Savings Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the board of directors.

         The Savings Bank's policy provides that all loans made by the Savings Bank to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features. As of June 30, 2007, one of the Savings Bank's directors and executive officers or members of their immediate families or affiliates had aggregate loan balances in excess of $120,000, which amounted to $2.5 million in the aggregate. All such loans were made by the Savings Bank in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectability.

                         RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The audit committee of the board of directors of the Company has appointed S.R. Snodgrass, A.C., independent certified public accountants, to perform the audit of the Company's financial statements for the year ending June 30, 2008, and further directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the annual meeting.

         The Company has been advised by S.R. Snodgrass that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. S.R. Snodgrass will have one or more representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Relationship with Independent Public Accounting Firm

         The audit committee of the board of directors appointed S.R. Snodgrass, A.C. as the independent registered public accounting firm to audit the Company's financial statements for the year ending June 30, 2008. The audit committee considered the compatibility of the non-audit services provided to the Company by S.R. Snodgrass in fiscal 2007 on the independence of S.R. Snodgrass from the Company in evaluating whether to appoint S.R. Snodgrass to perform the audit of the Company's financial statements for the year ending June 30, 2008.

         The following table sets forth the aggregate fees paid by the Company to S.R. Snodgrass for professional services rendered by S.R. Snodgrass in connection with the audit of the Company's consolidated financial statements for fiscal 2007 and 2006, as well as the fees paid to S.R. Snodgrass for audit-related services, tax services and all other services rendered by S.R. Snodgrass to the Company during fiscal 2007 and 2006.

                                       Year Ended June 30,
                                       -------------------
                                        2007        2006
                                       -------     -------
Audit fees(1)......................    $48,936     $47,642
Audit-related fees.................         --          --
Tax fees(2)........................      9,400       9,000
All other fees.....................         --          --
                                       -------     -------
    Total..........................    $58,336     $56,642
                                       =======     =======
--------------
(1) Audit fees consist of fees incurred in connection with the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports filed with the SEC and the issuance of consents and assistance with, and review of, documents filed with the SEC.
(2) Tax fees consist of fees incurred in connection with tax planning, tax compliance and tax consulting services.

         The audit committee selects the Company's independent registered public accounting firm and pre-approves all audit services to be provided by it to the Company. The audit committee also reviews and pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the audit committee's charter and policy on pre-approval of audit-related, tax and other services. In its review of these services and related fees and terms, the audit committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. Pursuant to its policy, the audit committee pre-approves certain audit-related services and certain tax services which are specifically described by the audit committee on an annual basis and separately approves other individual engagements as necessary. The pre-approval requirements do not apply to certain services if:
(i) the aggregate amount of such services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the year in which the services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be other services; and (iii) such services are promptly brought to the attention of the committee and approved by the committee or by one or more members of the committee to whom authority to grant such approvals has been delegated by the committee prior to the completion of the audit. The committee may delegate to one or more designated members of the committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated to pre-approve an activity shall be presented to the full committee at its next scheduled meeting.

         During the year ended June 30, 2007, each new engagement of S.R. Snodgrass was approved in advance by the audit committee, and none of those engagements made use of the de minimis exception for pre-approval contained in the SEC's rules.

         The board of directors recommends that you vote FOR the ratification of the appointment of S.R. Snodgrass, A.C. as independent registered public accounting firm for the fiscal year ending June 30, 2008.

                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in October 2008, must be received at the principal executive offices of the Company, 9001 Perry Highway, Pittsburgh, Pennsylvania 15237, Attention: Corporate Secretary, no later than May 30, 2008. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 10D of the Company's articles of incorporation, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the board of directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business,
(c) the class and number of shares of common stock of the Company which are beneficially owned by the stockholder and to the extent known, by any other stockholders known by such stockholder to be supporting such proposal, and (d) any financial interest of the stockholder in such proposal. Accordingly, stockholder proposals submitted under the Company's articles of incorporation in connection with the next annual meeting of stockholders must be received by the Company no later than August 31, 2008.

                                 ANNUAL REPORTS

         A copy of the Company's annual report to stockholders for the year ended June 30, 2007 accompanies this proxy statement. Such annual report is not part of the proxy solicitation materials.

         Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's annual report on Form 10-K for the fiscal year ended June 30, 2007 required to be filed with the Commission under the Exchange Act. Such written requests should be directed to Pamela M. Tracy, Investor Relations Manager and Corporate Secretary, WVS Financial Corp., 9001 Perry Highway, Pittsburgh, Pennsylvania 15237. The Form 10-K is not part of the proxy solicitation materials.

                                  OTHER MATTERS

         Management is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The board of directors has adopted a process by which stockholders may communicate directly with members of the board. Stockholders who wish to communicate with the board may do so by sending written communications addressed to the Chairman of the Board of Directors, c/o Pamela M. Tracy, Corporate Secretary, WVS Financial Corp., 9001 Perry Highway, Pittsburgh, Pennsylvania 15237.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's common stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                                                      APPENDIX A

                               WVS FINANCIAL CORP.

                             AUDIT COMMITTEE CHARTER
                             -----------------------

Statement of Purpose
--------------------

         The Audit Committee shall assist the WVS Financial Corp. (the "Company") Board of Directors in fulfilling its oversight responsibility to the Company's current and potential shareholders and the investment community relating to: the accounting and financial reporting practices of the Company; the retention of a qualified and independent registered public accounting firm; the independent audit of the Company's financial statements; the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company; management's establishment and maintaining of processes to assure that an adequate system of internal control is functioning within the Company; and compliance with applicable laws, regulations, and Company policies. This Charter shall be reviewed and approved annually by the Audit Committee.

Composition and Membership
--------------------------

         The Audit Committee shall be comprised of at least three (3) Directors. Each member of the Committee shall be (i) "independent" under the applicable requirements of the NASDAQ Stock Market, as interpreted by the Board of Directors of the Company, (ii) "independent" as defined under Rule 10A-3 of the Securities Exchange Act of 1934, and (iii) a "non-employee" director as defined under Section 16b-3 under the Securities Exchange Act of 1934. It shall be the responsibility of the Company's Board of Directors to determine, in its judgment, whether a member is independent of management and free from any relationship or service to the Company that might interfere with their exercise of independent judgment in carrying out their responsibilities as a Committee member.

         It shall be the responsibility of each Director to immediately disclose to the Audit Committee Chairman any relationship that, either in fact or in appearance, might impact the independent judgment of the Director in their service as a member of the Audit Committee.

         Notwithstanding the above independence requirements, one Director who is not a current employee or an immediate family member of an employee may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the Director is in the best interests of the Company and its shareholders. If such a Director is appointed to the Audit Committee, the Company shall disclose the nature of the Director's relationship and the reasons for the Board's determination in the next annual proxy statement subsequent to such determination and shall not serve longer than two years nor serve as Audit Committee Chairman.

         Each member of the Audit Committee must also be financially literate, defined as the ability to read and understand fundamental financial statements, including a Company's balance sheet, income statement and cash flow statement. Additionally, at least one Audit Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual's financial sophistication. Exceptions to the foregoing shall be made only with the consent of the Board of Directors and in conformity with the applicable requirements of the NASDAQ Stock Market.

         Appointments to the Committee shall be made by the Board and shall conform to all applicable legal and regulatory criteria, as appropriate under the circumstances. Members shall be appointed annually for a term of one (1) year. The Chairman of the Committee will be chosen by the Board. The Chairman shall preside over the meetings of the Committee and may call special meetings, in addition to those regularly scheduled, and will report to the Board the actions and recommendations of the Committee.

         The Committee may have in attendance such representatives of Company management, Internal Audit, the independent auditor, or others as it may deem necessary to provide the necessary information to carry out its duties.

Responsibilities and Authorized Actions
---------------------------------------

      In  fulfilling  its   responsibilities,   the  Audit  Committee  shall  be
responsible for and authorized to carry out the following functions:

Independent Audit

o Retain, compensate and oversee any registered public accounting firm engaged for the Company for the purpose of preparing or issuing an audit report or performing any other audit, review or attestation service for the Company. Although Company management will be involved in the selection process, the Audit Committee shall have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditor.

o Ensure that independent auditors submit to the Audit Committee written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discuss with the auditors the auditors' independence.

o Maintain an active dialogue with the independent auditors regarding any disclosed relationships or services that could affect the objectivity and independence of the independent auditors, and be responsible for taking, or recommending that the Board of Directors take, appropriate action to oversee the auditors' independence.

o Prior to commencement of each annual audit of the Company, meet and review with the independent auditor the scope of their audit procedures to be provided to the Company or its subsidiaries. Consider the need for expansion of the audit into areas of particular concern to the Directors.

o Concurrent with the completion of each annual audit, meet and review with the independent auditor and management the results of the audit and the form and content of the published annual financial statements.

o        Resolve  any   disagreements   between   Company   management  and  the
         independent auditor regarding financial reporting.

o Establish procedures for the pre-approval of all non-audit services provided by the Company's independent auditors.

Internal Audit

o        Establish the duties and responsibilities of Internal Audit.

o Review and concur in the appointment, replacement, reassignment, or dismissal of the Internal Auditor.

o Approve the risk assessment methodology and scope of the annual Internal Audit plan of the Company for the ensuing year and concur with significant changes in planned activities. Consider the need for expansion of audits into areas of particular concern to the Directors.

o Periodically review the adequacy of Internal Audit resources and the competency/ qualifications of individuals assigned to the function, or alternatively, the competency/qualifications of the Internal Audit vendor.

o Ascertain that a coordinated audit effort exists between the independent auditor and the Internal Audit function for the annual audit of the Company in order to assure completeness of coverage, reduction of redundant efforts, and effective use of audit resources. Provide an open avenue of communication between the independent auditor, Internal Audit, and the Board in order to maintain their independence from management of the Company and assist them in performing their respective functions.

o Resolve any disagreements between Company management and the internal audit function or vendor regarding internal audit findings.

Financial Reporting and Internal Controls

o Cause the independent auditor to conduct an interim financial review in accordance with the Company's due diligence process for the certification of SEC filings and to discuss with the Company's Audit Committee Chairman, the Internal Auditor, and management any matters relating to significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management.

o Review the audit and management internal control reports rendered by the independent auditor and Internal Audit with particular concern for any qualifications or significant findings noted in their reports. Ascertain that Company management has replied to issues raised in such reports and obtain satisfaction that corrective action is taken when deemed necessary. Ascertain that Internal Audit follows up to determine that corrective action was taken and is achieving the desired results.

o Through periodic meetings with the independent auditor, Internal Audit, regulators, and appropriate company management:

         - Determine the adequacy and effectiveness of accounting and financial controls within the Company and elicit any recommendations for any areas in which new or more detailed control procedures are desirable. Particular emphasis should be given to reviewing the adequacy of such controls in the areas of ethical conduct and conflicts of interest, regulatory requirements, and financial reporting procedures.

         - Review the potential impact of recent and prospective pronouncements and developments in accounting and regulatory matters on the Company's financial statements and accounting policies.

         - Discuss with the independent auditor their judgments about the quality of the Company's accounting principles as applied in its financial reporting, including matters relating to the consistency of application of the Company's accounting policies and the clarity, consistency, and completeness of the accounting information contained in the financial statements and related disclosures.

         - Inquire as to any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information.

         - Inquire as to significant risks or potential exposures and assess the steps management has taken to monitor such risk to the Company.

Other

o Review and approve any related party transactions, as defined within SEC Regulation S-K Items 404(a) and 404(b), and potential conflicts of interest as arising within the context of the Company's Ethics Policy. These matters may be brought to the attention of the Committee.

o Conduct or authorize investigations and inquiries into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain its own independent counsel, accountants, or other consultants to assist in the conduct of any investigation or to perform other special assignments on behalf of the Committee. The Company shall provide the Committee with the appropriate funding, as determined by the Committee, for the compensation of any such advisers employed by the Committee and for such ordinary administrative expenses that are necessary or appropriate in carrying out the duties of the Committee.

o Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concern regarding questionable accounting or auditing matters.

o Do such other things and take such other actions as, in the judgment of the Committee, are necessary or prudent to fulfill the responsibilities of the Committee.

Meetings
--------

         The Audit Committee shall meet as frequently as the Committee shall deem necessary, but no less than four (4) times per year. Special meetings may be called by the Committee Chairman as deemed necessary. The operation of the Committee, including matters with respect to written actions without a meeting, waiver of notice, quorums and voting requirements, shall be governed by the Company's Bylaws.

Reporting to Board of Directors
-------------------------------

         The Committee shall report as to its activities to the Board of Directors and, where appropriate, its recommendations for action by the Board at their next meeting subsequent to that of the Committee. Certain action by the Committee may be similarly reported to the Board of Directors for approval or ratification.

REVOCABLE PROXY


                               WVS FINANCIAL CORP.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WVS FINANCIAL CORP. (THE "COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 30, 2007 AND AT ANY ADJOURNMENT THEREOF.

         The undersigned, being a stockholder of the Company as of September 12, 2007, hereby authorizes the Board of Directors of the Company, or any successors thereto, as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at St. Brendan's Episcopal Church, located at 2365 McAleer Road, Sewickley, Pennsylvania, on Tuesday, October 30, 2007 at 10:00 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.       ELECTION OF DIRECTORS

         [_]    FOR the nominees listed          [_]    WITHHOLD AUTHORITY
                below (except as marked                 to vote for the nominees
                to the contrary below)                  listed below


Nominees for a four-year term: John W. Grace and Lawrence M. Lehman

(INSTRUCTIONS: To withhold authority to vote for a nominee, write the name of the nominee in the space provided below.)

--------------------------------------------------------------------------------

2. PROPOSAL to ratify the appointment of S.R. Snodgrass, A.C. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008.

          [_] FOR                      [_] AGAINST                  [_] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


                                    Dated:                              , 2007
                                            ----------------------------


                                    --------------------------------------------


                                    --------------------------------------------
                                    Signature(s)


                                    Please sign this exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                 WVS letterhead


                               September 28, 2007


TO:     Participants in the Employee Stock Ownership Plan of WVS Financial Corp.

As described in the attached materials, your proxy as a stockholder of WVS Financial Corp. (the "Company") is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of Common Stock of the Company allocated to your account under the Company's Employee Stock Ownership Plan (the "Plan") will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, and a voting instruction ballot, which will permit you to vote the shares allocated to your account. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the Plan by marking, dating, signing and returning the enclosed voting instruction ballot to the administrators of the Plan, who will tabulate the votes for the Trustees of the Plan. The Trustees will certify the totals to the Company for the purpose of having those shares voted.

We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the Plan are not received, the shares allocated to your account will not be voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note the enclosed material relates only to those shares which have been allocated to your account under the Plan. You will receive other voting material for those shares owned by you individually and not under the Plan.

                                                  Sincerely,

                                                  /s/ David J. Bursic

                                                  David J. Bursic
                                                  President

                               WVS FINANCIAL CORP.

         The undersigned hereby instructs the Trustees of the Employee Stock Ownership Plan and Trust ("ESOP") of WVS Financial Corp. (the "Company") to vote, as designated below, all the shares of Common Stock of the Company allocated to the undersigned pursuant to the ESOP as of September 12, 2007, at the Annual Meeting of Stockholders to be held at St. Brendan's Episcopal Church, located at 2365 McAleer Road, Sewickley, Pennsylvania, on Tuesday, October 30, 2007 at 10:00 a.m., Eastern Time, and any adjournment thereof.

1.       ELECTION OF DIRECTORS

         [_]    FOR the nominees listed          [_]    WITHHOLD AUTHORITY
                below (except as marked                 to vote for the nominees
                to the contrary below)                  listed below


Nominees for a four-year term: John W. Grace and Lawrence M. Lehman

(INSTRUCTIONS: To withhold authority to vote for a nominee, write the name of the nominee in the space provided below.)

--------------------------------------------------------------------------------

2. PROPOSAL to ratify the appointment of S.R. Snodgrass, A.C. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008.

          [_] FOR                      [_] AGAINST                  [_] ABSTAIN

3. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.


         The Company's Board of Directors recommends a vote FOR the election of the nominees for Director and for Proposal 2. Such votes are hereby solicited by the Company's Board of Directors.

                                    Dated:                              , 2007
                                            ----------------------------


                                    --------------------------------------------
                                                     Signature

If you return this card properly signed but you do not otherwise specify, shares will be voted for the election of the nominees for Director and for Proposal 2. If you do not return this card, your shares will not be voted.

                                 WVS letterhead


                               September 28, 2007

TO:      Participants in the Profit Sharing Plan of West View Savings Bank

As described in the attached materials, your proxy as a stockholder of WVS Financial Corp. (the "Company") is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of Common Stock of the Company allocated to your account under the West View Savings Bank Profit Sharing Plan (the "Plan") will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, and a voting instruction ballot, which will permit you to vote the shares allocated to your account. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the Plan by marking, dating, signing and returning the enclosed voting instruction ballot to the administrators of the Plan, who will tabulate the votes for the Trustees of the Plan. The Trustees will certify the totals to the Company for the purpose of having those shares voted.

We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the Plan are not received, the shares allocated to your account will be voted by the Trustees in the same proportion as it votes pursuant to instructions it actually receives from participants. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note the enclosed material relates only to those shares which have been allocated to your account under the Plan. You will receive other voting material for those shares owned by you individually and not under the Plan.

                                                  Sincerely,

                                                  /s/ David J. Bursic

                                                  David J. Bursic
                                                  President

                               WVS FINANCIAL CORP.

         The undersigned hereby instructs the Trustees of the Profit Sharing Plan ("Profit Sharing Plan") of West View Savings Bank to vote, as designated below, all the shares of Common Stock of WVS Financial Corp. (the "Company") held pursuant to the Profit Sharing Plan on behalf of the undersigned as of September 12, 2007, at the Annual Meeting of Stockholders to be held at St. Brendan's Episcopal Church, located at 2365 McAleer Road, Sewickley, Pennsylvania, on Tuesday, October 30, 2007 at 10:00 a.m., Eastern Time, and any adjournment thereof.

1.       ELECTION OF DIRECTORS

         [_]    FOR the nominees listed          [_]    WITHHOLD AUTHORITY
                below (except as marked                 to vote for the nominees
                to the contrary below)                  listed below


Nominees for a four-year term: John W. Grace and Lawrence M. Lehman

(INSTRUCTIONS: To withhold authority to vote for a nominee, write the name of the nominee in the space provided below.)

--------------------------------------------------------------------------------

2. PROPOSAL to ratify the appointment of S.R. Snodgrass, A.C. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008.

          [_] FOR                      [_] AGAINST                  [_] ABSTAIN

3. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.


         The Company's Board of Directors recommends a vote FOR the election of the nominees for Director and for Proposal 2. Such votes are hereby solicited by the Company's Board of Directors.

                                    Dated:                              , 2007
                                            ----------------------------


                                    --------------------------------------------
                                                     Signature

If you return this card properly signed but you do not otherwise specify, shares will be voted for the election of the nominees for Director and for Proposal 2. If you do not return this card, your shares will not be voted.

                                 WVS letterhead


                               September 28, 2007

TO: Persons Granted Restricted Stock Under the Recognition and Retention Plans of WVS Financial Corp.

As described in the attached materials, your proxy as a stockholder of WVS Financial Corp. (the "Company") is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of restricted Common Stock of the Company granted to you pursuant to the Company's Recognition and Retention Plans and Trusts ("Recognition Plans") will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, and a voting instruction ballot, which will permit you to vote the restricted shares granted to you. After you have reviewed the Proxy Statement, we urge you to vote your restricted shares held pursuant to the Recognition Plans by marking, dating, signing and returning the enclosed voting instruction ballot to the administrators of the Recognition Plans. The Plan Administrators will certify the totals to the Company for the purpose of having those shares voted by the Trustees of the Recognition Plans.

We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the Recognition Plans are not received, the shares will not be voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates only to those shares which have been granted to you under the Recognition Plans. You will receive other voting material for those shares owned by you individually and not under the Recognition Plans.

                                                  Sincerely,

                                                  /s/ David J. Bursic

                                                  David J. Bursic
                                                  President

                               WVS FINANCIAL CORP.

         The undersigned hereby instructs the Trustees of the Recognition and Retention Plan and Trusts ("Recognition Plans") of WVS Financial Corp. (the "Company") to vote, as designated below, all the shares of Common Stock of the Company granted pursuant to the Recognition Plans to the undersigned as of September 12, 2007, at the Annual Meeting of Stockholders to be held at St. Brendan's Episcopal Church, located at 2365 McAleer Road, Sewickley, Pennsylvania, on Tuesday, October 30, 2007 at 10:00 a.m., Eastern Time, and any adjournment thereof.

1.       ELECTION OF DIRECTORS

         [_]    FOR the nominees listed          [_]    WITHHOLD AUTHORITY
                below (except as marked                 to vote for the nominees
                to the contrary below)                  listed below


Nominees for a four-year term: John W. Grace and Lawrence M. Lehman

(INSTRUCTIONS: To withhold authority to vote for a nominee, write the name of the nominee in the space provided below.)

--------------------------------------------------------------------------------

2. PROPOSAL to ratify the appointment of S.R. Snodgrass, A.C. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008.

          [_] FOR                      [_] AGAINST                  [_] ABSTAIN

3. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.


         The Company's Board of Directors recommends a vote FOR the election of the nominees for Director and for Proposal 2. Such votes are hereby solicited by the Company's Board of Directors.

                                    Dated:                              , 2007
                                            ----------------------------


                                    --------------------------------------------
                                                     Signature

If you return this card properly signed but you do not otherwise specify, shares will be voted for the election of the nominees for Director and for Proposal 2. If you do not return this card, your shares will be voted by the Trustees in the same proportion as it votes pursuant to instructions it actually receives from participants in the Recognition Plans.